SECURITIES AND EXCHANGE COMMISSION
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                             Washington, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
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Date of Report (Date of Earliest event reported); October 19 2001
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                        EUROPEAN AMERICAN RESOURCES, INC.
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                        (Formerly Merlin Mining Company)
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             (Exact Name of Registrant as specified in its charter)


  Delaware                          33-3492-D                     87-0443214
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  State of                         Commission                    IRS Employer
Incorporation                       File No.                  Identification No.

              91 South Main Street, P.O. Box 1066, Eureka, NV 89316
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                    (Address of principal executive offices)

Registrant's telephone number: (775)-237-7943

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 22, 2001

                                         EUROPEAN AMERICAN RESOURCES, INC.


                                         By:    /s/ Evangelos Kechayans
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                                            Evangelos Kechayans,President/CEO


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As of October 19, 2001 European  American  Resources,  Inc. has  appointed  Evan
Kechayans, as the Company's President and CEO. This change was mostly predicated on the need of the Company to alleviate large contractual salary obligations while at the same time retain a qualified individual to further the Company's business and goals. Accordingly, the company's executive address is also changed to the company headquarters in Eureka, Nevada.

Former President and CEO, Mr. Mark Beloyan has signed an amicable separation agreement with the Company and remains on its Board of Directors.

Mr. Kechayans has served on the Board of the Company for over three years and is very familiar with the developments of the Company and its mission. The Company did not enter into an employment agreement with Mr. Kechayans at this time but reserves the right to do so in the future, provided the Company has accomplished any one of its objectives to financially stabilize the Company, move its current joint venture forward, or pursue other options open to the Company at this time.